Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $306 MILLION
FOR THE THIRD QUARTER OF 2026

New York, NY, November 2, 2026: Loews Corporation (NYSE: L) today released its third quarter 2026 financial results.

Third Quarter 2026 highlights:
Loews Corporation reported net income of $306 million, or $1.50 per share, in the third quarter of 2026, compared to $504 million, or $2.43 per share, in the third quarter of 2025. The following are key highlights of our third quarter results:

•CNA Financial Corporation’s (NYSE: CNA) net income attributable to Loews Corporation decreased year-over-year primarily due to an unfavorable impact of $125 million (after-tax and noncontrolling interest) in 2026 from its annual long-term care reserve assumption updates, as well as lower Property and Casualty underlying underwriting results and higher catastrophe losses. The unfavorable long-term care reserve charge will almost entirely be offset by higher investment yields from recent investment portfolio actions. This anticipated benefit will flow through investment income over time.
•Boardwalk Pipelines’ net income decreased year-over-year primarily due to higher operating expenses, including $14 million (after-tax) of charges related to net unrealized losses at Continuum and an impairment charge associated with the relocation of Boardwalk’s corporate office. Excluding those items, results improved year-over-year, benefiting from higher gas transportation revenues.
•Loews Hotels’ net income increased year-over-year primarily due to a higher overall average daily rate and an increase in occupied room nights across most of the portfolio, partially offset by lower equity income from joint ventures.
•Corporate segment net income decreased year-over-year primarily due to lower investment income from the parent company trading portfolio.
•Book value per share decreased to $90.24 as of September 30, 2026, from $90.71 as of December 31, 2025.
•Book value per share, excluding AOCI, increased to $100.67 as of September 30, 2026, from $95.89 as of December 31, 2025.
•On September 30, 2026, the parent company had $4.4 billion of cash and investments and $1.8 billion of debt.
•Loews Corporation repurchased 1.6 million shares of its common stock during the third quarter of 2026 for a total cost of $167 million.

Consolidated highlights:

	September 30,
	Three Months		Nine Months
(In millions)	2026	2025	2026	2025
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$180	$371	$668	$897
Boardwalk Pipelines	85	94	344	334
Loews Hotels & Co	16	(3)	90	25
Corporate	25	42	(15)	9
Net income attributable to Loews Corporation	$306	$504	$1,087	$1,265
Net income per share attributable to Loews Corporation	$1.50	$2.43	$5.29	$6.03

	September 30, 2026	December 31, 2025

Book value per share	$90.24	$90.71
Book value per share excluding AOCI	$100.67	$95.89
Shares of common stock outstanding (in millions)	202.9	206.0

Three months ended September 30, 2026 compared to 2025

CNA:
•Net income attributable to Loews Corporation is $180 million compared to $371 million.
•Core income decreased to $203 million compared to $409 million primarily driven by an increase in long-term care reserves in 2026 resulting from the annual reserve review, lower Property and Casualty underlying underwriting results and higher catastrophe losses.
•The unfavorable impact of $125 million (after-tax and noncontrolling interest) due to CNA’s long-term care reserve charge will almost entirely be offset by higher investment yields from recent investment portfolio actions. This anticipated benefit will flow through investment income over time.
•Net earned premiums grew by 2% and net written premiums grew by 3% for CNA’s Property and Casualty business.
•Property and Casualty’s combined ratio increased by 4.2 points to 97.0% compared to 92.8% largely due to a higher underlying loss ratio and higher catastrophe losses. Property and Casualty’s underlying combined ratio increased to 94.2% from 91.3%.
•Property and Casualty’s underlying loss ratio of 64.1% was consistent with the second quarter of 2026, but increased by 2.2 points compared to the prior year third quarter, mainly driven by higher loss cost trends and lower-than-expected rate in certain lines in recent quarters.
•Net investment income was relatively flat as lower limited partnership returns were partially offset by higher income from fixed income securities, as a result of a larger invested asset base and favorable reinvestment rates, and higher common stock returns.

Boardwalk:
•Net income is $85 million compared to $94 million.
•EBITDA decreased to $262 million compared to $267 million.
•Net income and EBITDA declined primarily due to $10 million ($7 million after tax) of net unrealized losses at Continuum and a $9 million ($7 million after tax) impairment charge related to the relocation of Boardwalk’s corporate office.
•Excluding these two items, net income and EBITDA increased by $5 million and $14 million, driven by higher revenues from gas transportation due to higher contracting rates and utilization.

Loews Hotels:
•Net income increased to $16 million compared to a net loss of $3 million.
•Adjusted EBITDA increased 25% to $86 million compared to $69 million.
•Net income and adjusted EBITDA improved primarily due to higher overall average daily rates and an increase in occupied room nights across most of the portfolio, particularly at the Loews Miami Beach Hotel following the conclusion of its renovation at the end of 2025, as well as the Loews Hotels & Co Arlington hotel properties.
•Equity income from joint ventures decreased primarily due to lower average daily rate and higher operating expenses at the Universal Orlando Resort.

Corporate:
•Net income is $25 million compared to $42 million.
•Net income decreased primarily due to lower investment income from the parent company trading portfolio.

Nine months ended September 30, 2026 compared to 2025

Loews Corporation reported net income of $1,087 million, or $5.29 per share, compared to $1,265 million, or $6.03 per share, in 2025. The following are key highlights:

•CNA’s net income attributable to Loews Corporation decreased primarily due to an unfavorable impact of $125 million (after-tax and noncontrolling interest) in 2026 from its annual long-term care reserve assumption updates and lower Property and Casualty underwriting results, partially offset by higher net investment income.
•Property and Casualty’s combined ratio increased by 3.5 points to 98.6% compared to 95.1% largely due to a higher underlying loss ratio and unfavorable net prior year loss reserve development. Property and Casualty’s underlying combined ratio was 94.4% compared to 91.7%.
•Property and Casualty’s underlying loss ratio increased by 2.5 points, mainly driven by higher loss cost trends and lower-than-expected rate in certain lines in recent quarters.
•CNA’s net investment income increased due to higher income from fixed income securities, as a result of a larger invested asset base and favorable reinvestment rates, as well as higher common stock returns, partially offset by lower limited partnership returns.
•Boardwalk’s net income improved primarily due to an increase in gas transportation revenues from higher contracting rates and higher utilization-based and growth project revenues, as well as higher storage and parking and lending revenues, partially offset by higher operating expenses, including costs associated with growth projects.
•Loews Hotels’ net income improved primarily due to a higher overall average daily rate and an increase in occupied room nights across most of the portfolio and higher equity income from joint ventures, driven by the Universal Orlando Resort, partially offset by higher operating expenses.
•Corporate segment results declined year-over-year primarily driven by lower investment income from the parent company trading portfolio and higher interest expense related to a recent debt refinancing.

Share Purchases:
•On September 30, 2026, there were 202.9 million shares of Loews common stock outstanding.
•During the three months ended September 30, 2026, Loews Corporation repurchased 1.6 million shares of its common stock for a total cost of $167 million.
•An additional 0.6 million shares were repurchased for $67 million between October 1, 2026 and October 30, 2026.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market (including, with respect to Loews common stock, in open market transactions that may or may not satisfy all of the conditions of the Rule 10b-18 voluntary safe harbor), in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, underlying loss ratio and underlying combined ratio. Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These non-GAAP measures are defined and reconciled to the most comparable GAAP measures on pages 6 through 8 of this release.

Earnings Remarks

For Loews Corporation

–Today, November 2, 2026, earnings remarks will be available on the Investors section of our website at www.loews.com.
–Remarks will include commentary from Loews’s president and chief executive officer and chief financial officer.

For CNA

–Today, November 2, 2026, earnings remarks will be available on the Investor Relations section of CNA’s website at www.cna.com.
–Remarks will include commentary from CNA’s president and chief executive officer and chief financial officer.

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by the Company. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance, can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	September 30,
	Three Months		Nine Months
(In millions)	2026	2025	2026	2025
Revenues:
CNA Financial (a)	$3,821	$3,817	$11,327	$11,161
Boardwalk Pipelines	616	546	1,823	1,705
Loews Hotels & Co	250	211	780	710
Corporate investment income, net	72	97	118	144
Total	$4,759	$4,671	$14,048	$13,720
Income (Loss) Before Income Tax:
CNA Financial (a)	$237	$513	$909	$1,242
Boardwalk Pipelines (b)	114	124	458	443
Loews Hotels & Co	20	(3)	126	40
Corporate:
Investment income, net	75	97	126	146
Other (c)	(40)	(42)	(138)	(129)
Total	$406	$689	$1,481	$1,742
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$180	$371	$668	$897
Boardwalk Pipelines (b)	85	94	344	334
Loews Hotels & Co	16	(3)	90	25
Corporate:
Investment income, net	59	77	100	117
Other (c)	(34)	(35)	(115)	(108)
Net income attributable to Loews Corporation	$306	$504	$1,087	$1,265

(a)The three months ended September 30, 2026 and 2025 include net investment losses of $9 million and $7 million ($7 million and $5 million after tax and noncontrolling interests). The nine months ended September 30, 2026 and 2025 include net investment losses of $32 million and $62 million ($23 million and $45 million after tax and noncontrolling interests).
(b)Includes $10 million ($7 million after tax) of charges related to net unrealized losses at Continuum and a $9 million ($7 million after tax) impairment charge related to the relocation of Boardwalk’s corporate office for the three and nine months ended September 30, 2026.
(c)Consists of parent company interest expense, corporate expenses and the equity loss of Altium Packaging.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	September 30,
	Three Months		Nine Months
(In millions, except per share data)	2026	2025	2026	2025
Revenues:
Insurance premiums	$2,829	$2,783	$8,285	$8,103
Net investment income	713	743	2,087	2,065
Investment losses	(9)	(7)	(32)	(62)
Operating revenues and other	1,226	1,152	3,708	3,614
Total	4,759	4,671	14,048	13,720

Expenses:
Insurance claims and policyholders’ benefits	2,347	2,032	6,691	6,144
Operating expenses and other	2,006	1,950	5,876	5,834
Total	4,353	3,982	12,567	11,978

Income before income tax	406	689	1,481	1,742
Income tax expense	(84)	(153)	(334)	(398)
Net income	322	536	1,147	1,344
Amounts attributable to noncontrolling interests	(16)	(32)	(60)	(79)
Net income attributable to Loews Corporation	$306	$504	$1,087	$1,265

Net income per share attributable to Loews Corporation	$1.50	$2.43	$5.29	$6.03

Weighted average number of shares	204.57	207.71	205.46	209.88

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains or losses and gains or losses resulting from pension settlement transactions. In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains or losses because they are generally driven by economic factors that are not necessarily reflective of CNA’s primary insurance operations. The calculation of core income excludes gains or losses resulting from pension settlement transactions as they result from decisions regarding CNA’s defined benefit pension plans which are unrelated to its primary insurance operations.

The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	September 30,
	Three Months		Nine Months
(In millions)	2026	2025	2026	2025
CNA net income attributable to Loews Corporation	$180	$371	$668	$897
Investment losses	7	6	24	49
Noncontrolling interests	16	32	60	79
Core income	$203	$409	$752	$1,025

In evaluating the results of Property & Casualty operations, CNA utilizes the loss ratio, the underlying loss ratio, the expense ratio, the dividend ratio, the combined ratio and the underlying combined ratio. These ratios are calculated using GAAP financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The underlying loss ratio excludes the impact of catastrophe-related reinstatement premiums, catastrophe losses and development-related items from the loss ratio. Development-related items represent net prior year loss reserve and premium development, and include the effects of interest accretion and change in allowance for uncollectible reinsurance. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss ratio, the expense ratio and the dividend ratio. The underlying combined ratio is the sum of the underlying loss ratio, the expense ratio and the dividend ratio. The underlying loss ratio and the underlying combined ratio are deemed to be non-GAAP financial measures, and management believes some investors may find these ratios useful to evaluate CNA’s underwriting performance since they remove the impact of catastrophes which are unpredictable as to timing and amount, and development-related items as they are not indicative of current year underwriting performance.

The following table presents a reconciliation of CNA’s loss ratio to underlying loss ratio and CNA’s combined ratio to underlying combined ratio:

	September 30,
	Three Months		Nine Months
	2026	2025	2026	2025
Loss ratio	66.9%	63.4%	68.3%	65.0%
Expense ratio	29.7	29.1	29.9	29.7
Dividend ratio	0.4	0.3	0.4	0.4
Combined ratio	97.0%	92.8%	98.6%	95.1%
Less: Effect of catastrophe impacts	2.8	1.5	2.9	2.6
Less: Effect of development-related items			1.3	0.8
Underlying combined ratio	94.2%	91.3%	94.4%	91.7%
Underlying loss ratio	64.1%	61.9%	64.1%	61.6%

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk’s net income attributable to Loews Corporation to its EBITDA:

	September 30,
	Three Months		Nine Months
(In millions)	2026	2025	2026	2025
Boardwalk net income attributable to Loews Corporation	$85	$94	$344	$334
Interest, net	34	36	106	111
Income tax expense	29	30	114	109
Depreciation and amortization	114	107	337	333
EBITDA	$262	$267	$901	$887

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, the noncontrolling interest share of EBITDA adjustments, gains or losses on asset acquisitions and dispositions, asset impairments, and equity method income, and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of Adjusted EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income (loss) attributable to Loews Corporation to its Adjusted EBITDA:

	September 30,
	Three Months		Nine Months
(In millions)	2026	2025	2026	2025
Loews Hotels & Co net income (loss) attributable to Loews Corporation	$16	$(3)	$90	$25
Interest, net	11	14	35	43
Income tax expense	4		36	15
Depreciation and amortization	27	27	80	75
EBITDA	58	38	241	158
Noncontrolling interest share of EBITDA adjustments				(2)
Asset impairments			9
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(17)	(25)	(102)	(60)
Pro rata Adjusted EBITDA of equity method investments	47	58	201	164
Consolidation adjustments	(2)	(2)	(2)	(1)
Adjusted EBITDA	$86	$69	$347	$259

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to the Pro rata Adjusted EBITDA of its equity method investments:

	September 30,
	Three Months		Nine Months
(In millions)	2026	2025	2026	2025
Loews Hotels & Co’s equity method income	$17	$25	$102	$60
Pro rata share of equity method investments:
Interest, net	17	17	53	43
Income tax expense
Depreciation and amortization	16	17	51	45
Asset impairments				9
Distributions in excess of basis	(2)	(1)	1	7
Other adjustments	(1)		(6)
Pro rata Adjusted EBITDA of equity method investments	$47	$58	$201	$164